UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Eastern Bankshares, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. BOX 8016, CARY, NC 27512-9903 Scan QR for mobile voting Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Shareholders Eastern Bankshares, Inc. Meeting To Be Held On May 13, 2024 For shareholders of record as of March 8, 2024 Annual Meeting of Shareholders To order paper materials, use one of the Monday, May 13, 2024 12:00 PM, Eastern Time The Annual Meeting will be held live via the Internet. Please visit www.proxydocs.com/EBC to following methods. register to attend or for more details. Internet: For a convenient way to view proxy materials, VOTE, and obtain www.investorelections.com/EBC directions to attend the meeting, go to www.proxydocs.com/EBC To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Call: 1-866-648-8133 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Email: paper@investorelections.com Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the * If requesting material by e-mail, please send a blank e-mail with the internet. 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your If you want to receive a paper or e-mail copy of the proxy material, you must request one. e-mail requesting material. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 3, 2024. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved